Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Ubiquitech Software Corporation on Form SB-2, of my report dated October 16, 2007 (included in exhibits to such registration statement) on the financial statements of Ubiquitech Software Corporation as of August 31, 2007 and for the period from January 11, 2007 (inception) through August 31, 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 18, 2007